_________________________________________________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

April 10, 2003

          GS Mortgage Securities Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-100818	13-6357101
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

85 Broad Street New York, New York	10004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 902-1000

                                                                None

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

Filed concurrently herewith under Form SE as Exhibit 99.1 are certain materials (the “Computational Materials”) furnished to the Registrant by Goldman, Sachs & Co. (the “Underwriter”) in connection with the offering of the GSR Mortgage Loan Trust 2003-4F, Mortgage Pass-Through Certificates, Series 2003-4F, the “Underwriter”, which are being filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”).  The Certificates have been registered pursuant to the Act under a Registration Statement on Form S-3 (No. 333-100818) (the “Registration Statement”).  The Securities and Exchange Commission declared this Registration Statement effective at 10:30 A.M. on December 2, 2002.  The Computational Materials are incorporated by reference in the Registration Statement.

The Computational Materials were prepared solely by the Underwriter and the Registrant did not prepare or participate (other than providing the background information concerning the underlying pool of assets upon which the Computational Materials are based to the Underwriter) in the preparation of the Computational Materials.

Any statements or information contained in the Computational Materials shall be deemed to be modified or superseded for purposes of the Prospectus and the Registration Statement by statements or information contained in the Prospectus.

Filed concurrently herewith under Form SE as Exhibit 99.2, a final structural and collateral term sheet, dated April 11, 2003, (the “Term Sheet”) prepared and used by the Registrant for a proposed offering of approximately $957,859,000 of GS Mortgage Securities Corp. Mortgage Pass-Through Certificates, Series 2003-4F pursuant to the Registration Statement.  This transaction is expected to close April 30, 2003.

Item 7.  Financial Statements; Pro Forma Financial Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

99.1

Computational Materials.

99.2

Term Sheet.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GS MORTGAGE SECURITIES CORP.

By:

      Name: Samuel Ramos

      Title:   Secretary

Dated:  April 10, 2003

EXHIBIT INDEX

Exhibit No.

Description

99.1

Computational Materials for proposed offering of GSR Mortgage Loan Trust 2003-4F Mortgage Pass-Through Certificates, Series 2003-4F

99.2

Term Sheet for proposed offering of GSR Mortgage Loan Trust 2003-4F Mortgage Pass-Through Certificates, Series 2003-4F

Exhibit 99.1     Computational Materials

[To be filed on Form SE]

Exhibit 99.2  Term Sheet

[To be filed on Form SE]